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EXHIBIT 4

MGM MIRAGE
2002 RESTRICTED STOCK PLAN

        A Restricted Stock Plan is hereby adopted for the benefit of key employees of MGM MIRAGE and its Subsidiaries.

        1.    Purpose.    The purpose of the MGM MIRAGE 2002 Restricted Stock Plan is to provide a means whereby MGM MIRAGE may attract and retain persons of ability and motivate such persons to exert their best efforts on behalf of the Company and its Subsidiaries.

        2.    Definitions.

          (a)  "Board" shall mean the Board of Directors of the Company.

          (b)  "Change in Control" of the Company shall mean the first to occur of any of the following events:

              (i)  Any "person" or "group" of persons (as such terms are used in §13 and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than the Company's principal stockholder as reflected in the Company's Proxy Statement dated March 29, 2002 (the "Principal Stockholder"), the Principal Stockholder's sole shareholder, members of the immediate family, as well as the heirs and legatees, of the Principal Stockholder's sole shareholder and trusts or other entities for the benefit of such persons or affiliates of such persons (as such term "affiliates" is defined in the rules promulgated by the Securities and Exchange Commission) (the "Principal Stockholder Group"), becomes the beneficial owner (as that term is used in §13(d) of the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the Company's capital stock entitled to vote generally in the election of directors (For the avoidance of doubt, as of the date hereof, the Principal Stockholder Group is the beneficial owner of fifty percent (50%) or more of the Company's capital stock.);

            (ii)  At any time, individuals who, at the date of the adoption of this Plan, constitute the Board, and any new director whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of in excess of seventy five percent (75%) either (1) the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, or (2) the members of the Company's Executive Committee then still in office who either were members at the beginning of the period or whose election or nomination for election to the Executive Committee was previously so approved by the directors or the Executive Committee, cease for any reason to constitute at least a majority of the Board;

            (iii)  Any consolidation or merger of the Company, other than a consolidation or merger of the Company in which the holders of the Stock immediately prior to the consolidation or merger hold more than fifty percent (50%) of the Stock of the surviving corporation immediately after the consolidation or merger;

            (iv)  Any liquidation or dissolution of the Company; or

            (v)  The sale or transfer of all or substantially all of the assets of the Company to parties that are not within a "controlled group of corporations" (as defined in Code §1563) in which the Company is a member.

          (c)  "Code" shall mean the Internal Revenue Code of 1986, as amended. Reference to any section of the Code shall include any provision successor thereto.

          (d)  "Committee" shall mean the administrative committee appointed pursuant to Section 3.

          (e)  "Company" shall mean MGM MIRAGE, a Delaware corporation.

          (f)    "Executive Employee" shall mean a full-time employee of the Company or any of its Subsidiaries, who is employed in an executive capacity.

          (g)  "Participant" shall mean (i) an Executive Employee who is designated to receive Restricted Stock pursuant to this Plan, or (ii) a revocable grantor trust, as defined in Code §671, for the benefit of such Executive Employee and/or his or her spouse and lineal descendants, natural or adopted, so long as such Executive Employee is a trustee and current beneficiary of such trust (a "Qualified Trust").

          (h)  "Plan" shall mean the MGM MIRAGE 2002 Restricted Stock Plan.

          (i)    "Restricted Period" shall mean the period of time during which Restricted Stock is subject to forfeiture pursuant to the Plan.

          (j)    "Restricted Stock" shall mean Stock the vesting of which is subject to certain conditions established by the Committee, with some or all of the conditions relating to events (such as continued employment) occurring after the date of grant.

          (k)  "Stock" shall mean the Company's $.01 par value common stock.

          (l)    "Subsidiary" shall mean a subsidiary corporation as defined in Code §424(f) or any partnership or joint venture in which the Company owns a 50 percent or greater ownership interest.

        3.    Administration.

          (a)    Effectiveness of the Plan.    The Plan shall be effective as of the date the Plan is approved by the Board, not acting through a committee thereof ("Effective Date"). The term of the Plan shall be unlimited, and the Plan shall remain in effect until termination by the Board. Prior to such termination, the Board may suspend, alter, amend or modify the Plan in whole or in part at any time. No such termination, suspension, alteration, amendment or modification shall adversely affect the rights of Participants with respect to Restricted Stock previously granted under the Plan.

          (b)    Powers of the Committee.    The Plan shall be administered by the Committee, consisting of at least two members, who shall be members of the Board, appointed by and holding office as Committee members at the pleasure of the Board. Subject to the prerogative of the Board to change the composition of the Committee, the Committee shall be the Compensation and Stock Option Committee of the Board, as constituted from time to time. Subject to the provisions of the Plan, the Committee shall have the power to:

      (1)
      determine and designate from time to time who shall be Participants in the Plan and the number of shares of Restricted Stock to be granted to each Participant;

      (2)
      authorize the granting of awards of Restricted Stock to Participants; and

      (3)
      establish the terms, conditions and other provisions, including the Restricted Period applicable to any Restricted Stock award, subject to Section 5 of the Plan.

          (c)    Fair Market Value of the Stock.    For all purposes of the Plan, the fair market value of the Stock shall be determined in good faith by the Committee by applying the rules and principles of valuation set forth in Treasury Regulations §20.2031-2, relating to the valuation of stocks and bonds for purposes of Code §2031.

          (d)    Amendments, Etc.    The Committee shall have full authority to interpret, construe and apply the terms of the Plan, adopt, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan and make such other determinations and take such other action as it deems necessary or advisable; provided, howeve, no amendment to the Plan shall have an adverse effect on the rights of Participant pursuant to existing agreements under the Plan.

  Any interpretation, determination or other action made or taken by the Committee shall be final, binding and conclusive. Any action reduced to writing and signed by all members of the Committee shall be as fully effective as if it had been taken by vote at a meeting duly called and held. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Restricted Stock. All costs and expenses incurred in the operation and administration of the Plan shall be borne by the Company.

        4.    Shares Available Under the Plan.    Restricted Stock may be granted by the Company from time to time for all Participants to acquire up to an aggregate of 1,000,000 shares of Stock, subject to adjustment as provided in Paragraph 5(g). The shares to be delivered upon awarding Restricted Stock shall be made available, at the discretion of the Board, only from Stock reacquired by the Company, including shares purchased in the open market. If any Restricted Stock award terminates, expires or is canceled before all shares of Stock thereunder have vested, new Restricted Stock awards may thereafter be granted covering such shares.

        5.    Terms and Conditions.    Each Restricted Stock award shall be evidenced by an agreement (the "Agreement"), in a form approved by the Committee, which shall be signed by an officer of the Company and the Participant receiving the Restricted Stock, and which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

          (a)    Restrictions on Transfer.    Except as otherwise hereinafter provided, Restricted Stock awarded to Participants may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restricted Period. Except for such restrictions, the Participant as owner of such shares shall have all the rights of a stockholder, including the right to vote such shares and, except as otherwise provided by the Committee or as otherwise provided by the Plan, the right to receive all dividends paid, or other distributions, on such shares.

          (b)    Stock Certificates.    Each certificate issued in respect of shares of Restricted Stock granted under the Plan shall be registered in the name of the Participant, shall bear a restrictive legend referring to this Plan and, at the discretion of the Committee, each such certificate may be deposited with the Company or a bank designated by the Committee, with a stock power in customary form endorsed in blank by the Participant.

          (c)    Vesting.    The restrictions on the shares included in a Restricted Stock award shall not lapse until the Participant holding the Restricted Stock (or if the Participant is a Qualified Trust, the Executive Employee who is a beneficiary and trustee of the Qualified Trust) shall have performed services for the Company or for a Subsidiary for such period after the date on which the Restricted Stock is awarded as the Committee may specify in the Agreement; provided, however, that, although the Agreement may provide for earlier lapse, the restrictions shall lapse with respect to at least 50 percent of the shares subject thereto no later than the third anniversary of the award of the Restricted Stock, and 100 percent of such shares no later than the fourth such anniversary. Upon the lapse of such restrictions, stock certificates evidencing such shares of Stock without the foregoing legend shall be issued to the Participant upon Participant delivering to the Company for exchange the certificate or certificates containing such legend.

          (d)    Deferral of Vesting.    To the extent the Committee determines that the vesting of any shares of Restricted Stock in any fiscal year of the Company could trigger the provisions of Code §162(m) with respect to the Executive Employee who (or whose Qualified Trust) has been granted such Restricted Stock, the vesting of such shares shall be deferred. Such shares shall vest automatically without any further action or notice by the holder thereof, the Committee, the Board or the Company upon such Executive Employee no longer being a "covered employee," as defined in Code §162(m), provided however, the Committee shall retain the discretion to vest such shares prior to the occurrence of such event.

          (e)    Termination of Employment.    Each Participant's Agreement shall set forth the extent to which the Restricted Stock held by the Participant shall continue to vest following termination of the Participant's employment with the Company or its Subsidiaries other than as a result of the death or permanent disability of the Participant. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Agreement entered into with each Participant, need not be uniform among awards and may reflect distinctions based on the reasons for termination. If the employment of a Participant holding Restricted Stock terminates as a result of the Participant's death or Disability (as defined in the Agreement), then (i) with respect to a Participant who was at the time of death or Disability the Chief Executive Officer of the Company or one of the other four most highly compensated executive officers of the Company, the Restricted Period shall terminate with respect to all outstanding Restricted Stock held by such Participant, and (ii) with respect to all other Participants, the Restricted Period shall terminate with respect to all outstanding Restricted Stock held by such Participant which would have vested during the twelve (12) months following the date of such death or Disability (or such greater number of shares of Restricted Stock held by such Participant as may be provided by the Agreement or as may be determined by the Committee). For purposes of Sections 5(e), 5(h) and 5(i), if the Participant is a Qualified Trust, the term "Participant" shall refer to the Executive Employee who is a beneficiary and trustee of such Qualified Trust.

          (f)    Nontransferability.    No award of Restricted Stock under the Plan shall be transferable other than by will or by the laws of descent and distribution. No interest of any Participant under the Plan shall be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process. Notwithstanding the foregoing, an Executive Employee may transfer Restricted Stock to a Qualified Trust and, if the Restricted Stock is held by a Qualified Trust, such Qualified Trust may transfer the Restricted Stock to the Executive Employee who is a beneficiary and trustee of such Qualified Trust, provided that no such transfer shall affect the provisions of the Plan regarding vesting.

          (g)    Adjustments in Event of Change in Stock.    In the event of any change in the Stock by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or of any similar change affecting the Stock, the number and class of shares which thereafter may be acquired under the Plan, the number and class of shares subject to outstanding Agreements and any other terms of the Plan or the Agreements which in the Committee's sole discretion require adjustment (including, without limitation, relating to the Stock, other securities, cash or other consideration which may be acquired pursuant to the Plan) shall be appropriately adjusted consistent with such change in such manner as the Committee may deem appropriate. To the extent shares of Stock are issued with respect to outstanding Restricted Stock as a result of any of the foregoing events, such shares of Stock shall be subject to the same requirements and restrictions applicable to the Restricted Stock to which such new shares of Stock relate.

          (h)    No Right to Continued Employment.    Neither the Plan nor any Restricted Stock awarded under the Plan shall confer upon any employee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall they interfere in any way with the right of the Company or any Subsidiary for which a Participant performs services to terminate such employment at any time.

          (i)    Arrangement for Tax Payment.    Each Agreement shall contain a provision that the Participant shall agree to make any arrangements required by the Committee to insure that the amount of tax required to be withheld by the Company or a Subsidiary as a result of the Restricted Stock is available for payment.

          (j)    Lapse of Restrictions on Change in Control.    Notwithstanding the provisions of Section 5(d) above, upon a Change in Control, the Restricted Period shall terminate with respect to all outstanding Restricted Stock.

          (k)    Participation in Offers to Purchase.    Notwithstanding any other provision of this Plan, in the event of a tender or exchange offer (as such term is used in Regulation 13D-G and Regulation 14D under the Exchange Act) for the Stock, the Participant may only tender those of Participant's shares of Restricted Stock which have vested, provided however, if such tender or exchange offer is consummated and results in either (i) a Change in Control or (ii) the Stock no longer meeting the listing requirements of the principal securities exchange on which the Stock is then trading, then the Company shall within five (5) business days following consummation of the tender offer or exchange offer, offer to purchase from Participant all of Participant's shares of Restricted Stock on the same economic terms as were provided in the tender offer or exchange offer and Participant shall have ten (10) business days from receipt of the offer to accept such offer, in whole or in part, or to decline such offer.

        6.    Compliance With Other Laws and Regulations.    The Plan, the award and vesting of Restricted Stock under the Plan and the obligation of the Company to transfer shares under the Plan shall be subject to all applicable federal and state laws, rules and regulations, including those related to disclosure of financial and other information to Participants, and to any approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Stock prior to (a) the listing of such shares on any stock exchange on which the Stock may then be listed, where such listing is required under the rules or regulations of such exchange, and (b) compliance with applicable federal and state securities laws and regulations relating to the issuance and delivery of such certificates; provided, however, that the Company shall make all reasonable efforts to so list such shares and to comply with such laws and regulations.

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MGM MIRAGE 2002 RESTRICTED STOCK PLAN